UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54940	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective September 5, 2014 (the “Effective Date”), but subject to Select Income REIT’s (“SIR”) consent under that certain Agreement and Plan of Merger by and among SIR, SC Merger Sub LLC and Cole Corporate Income Trust, Inc. (the “Company”), dated as of August 30, 2014, Brian S. Block was appointed executive vice president, chief financial officer and treasurer of the Company by the Company’s board of directors.
Mr. Block, age 42, currently serves as executive vice president, chief financial officer, secretary and treasurer of American Realty Capital Properties, Inc. (“ARCP”), the parent of Cole Capital®, the sponsor of the Company and other Cole Capital non-traded real estate investment trusts (“REITs”). Until ARCP’s transition to self-management in January 2014, Mr. Block served as executive vice president and chief financial officer of AR Capital, LLC (“ARC”) and a number of publicly registered, non-traded direct investments sponsored by ARC. In his role as chief financial officer of these companies, Mr. Block was responsible for accounting, finance and reporting functions. Mr. Block also served as a director of RCS Capital Corporation from February 2013 until July 2014. From 2008 to 2012, he served as chief financial officer of American Realty Capital Trust, Inc. Mr. Block served as the senior vice president and chief accounting officer of American Financial Realty Trust from 2002 to 2007. From 2000 to 2002, Mr. Block served as chief financial officer of a venture capital-backed technology company, and from 1994 to 2000, he worked in public accounting at Ernst & Young and Arthur Andersen. Mr. Block has extensive experience in U.S. Securities and Exchange Commission reporting requirements and REIT tax compliance matters and is a certified public accountant and a member of the American Institute of Certified Public Accountants and of the Pennsylvania Institute of Certified Public Accountants. Mr. Block currently serves on the REIT Committee and Financial Standards Subcommittee of the Investment Program Association.
Mr. Block did not enter into an employment agreement with the Company in connection with his appointment as the Company’s chief financial officer, and the appointment of Mr. Block as chief financial officer of the Company was not made pursuant to any arrangement or understanding between Mr. Block and any other person. Mr. Block has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. Mr. Block replaces D. Kirk McAllaster, Jr., who gave notice of his retirement from Cole Capital on August 29, 2014, including from his positions with the Company. Such resignation from the Company shall be effective as of the Effective Date.

Item 8.01	Other Events
The Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001780821 per share (which equates to approximately 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on October 1, 2014 and ending on December 31, 2014. The payment date for each of the daily distributions of the period commencing on October 1, 2014 and ending on October 31, 2014 will be in November 2014. The payment date for each of the daily distributions of the period commencing on November 1, 2014 and ending on November 30, 2014 will be in December 2014. The payment date for each of the daily distributions of the period commencing on December 1, 2014 and ending on December 31, 2014 will be in January 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2014	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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